UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 9, 2005
(DATE OF EARLIEST EVENT REPORTED)

REMINGTON OIL AND GAS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-11516 (Commission File No.)	75-2369148 (IRS Employer Identification Number)

8201 PRESTON ROAD — SUITE 600 Dallas, Texas (Address of principal executive offices)	75225-6211 (Zip Code)

(214) 210-2650
Registrant’s Telephone Number Including Area Code

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
SIGNATURES

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September 9, 2005, Remington Oil and Gas Corporation in its ordinary course of business entered into an amended revolving credit agreement with a bank group consisting of Fortis Financial Corp, Toronto Dominion (Texas) LLC, Union Bank of California, N.A., and Bank of Scotland. Fortis Financial Corp. is acting as Administrative Agent for the lenders. The credit facility which has a four year term is in the amount of $200 million with a initial borrowing base of $150 million and a current commitment amount of $100 million. The borrowing rate is within normal market parameters as are the other terms embodied within the agreement. Remington’s top ten oil and properties in terms of value are mortgaged as security for the facility. This amended credit facility replaces the facility previously in place. Remington currently has nothing borrowed under the amended facility and has no plans at this time to make a request for funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remington Oil and Gas Corporation
	By:	/s/ JAMES A. WATT
James A. Watt
Chairman and Chief Executive Officer

Date: September 15, 2005